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                                                                   Exhibit 24(c)


                             C E R T I F I C A T E





                 I, Jean M. Schmidt, do hereby certify that I am a duly elected, qualified and acting Assistant Secretary of TRW Inc. ("TRW"), an Ohio corporation; that attached hereto and marked as "Exhibit A" is a true and correct copy of resolutions duly adopted by the Directors of TRW at a meeting thereof duly called and held on February 8, 1995, at which meeting a quorum was present and acting throughout; and that said resolutions have not been modified, revoked or rescinded in any manner and are now in full force and effect.
                 IN WITNESS WHEREOF, I have hereunto set my hand and have caused the seal of TRW to be affixed hereto at Lyndhurst, Ohio this 27th day of March, 1995.



                                                    /s/ Jean M. Schmidt
                                                --------------------------------
                                                    Assistant Secretary
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                                                                       EXHIBIT A



RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission, Washington, D. C. (the "Commission"), (i) registration statements on Form S-8 or any other appropriate form or forms pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering participations in, and the shares of Common Stock of the Corporation, or other securities of the Corporation, to be acquired, issued, contributed or sold in connection with, The TRW Employee Stock Ownership and Stock Savings Plan and The TRW Canada Stock Savings Plan, and any and all amendments, including post-effective amendments, and exhibits to such registration statements and to existing registration statements relating to such Stock Savings Plans; (ii) registration statements on Form S-8 or any other appropriate form or forms pursuant to the Act, for the purpose of registering stock options and stock appreciation rights granted or to be granted pursuant to the 1984, 1979, 1973 and 1967 Stock Option Plans, and any and all amendments, including post-effective amendments, and exhibits to such registration statements and to existing registration statements relating to such Option Plans; and (iii) a registration statement on Form S-8 or other applicable form or forms, pursuant to the Act, for the purpose of registering the stock options, stock appreciation rights, performance-based restricted stock, restricted stock, performance shares and other stock-based grants granted or to be granted and the shares of Common Stock of the Corporation, or other securities of the Corporation, to be issued pursuant to the terms of the 1994 TRW Long- Term Incentive Plan (the "1994 Plan") and the 1989 TRW Long-Term Incentive Plan (the "1989 Plan"), and any and all amendments, including post-effective amendments, and exhibits to such registration statements and to existing registration statements relating to the 1994 Plan and the 1989 Plan, and to take such other action as may be necessary or appropriate to effect registration under the Act of the participations in all such plans and the shares of Common Stock of the Corporation, or other securities of the Corporation, offered or to be offered pursuant to all such plans, including the execution of a power of attorney evidencing the authority set forth herein;

FURTHER RESOLVED that Walter S. Page, III and J. Lawrence Manning, Jr. and each of them is appointed an attorney for the Corporation, with full power of substitution and resubstitution, to execute and file, for and on behalf of the Corporation, such proposed registration statements and any and all such amendments, including post-effective amendments, and exhibits thereto, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to such registrations or amendments, with full power and authority to take or cause to be taken all other actions which in the judgment of such person may be necessary or appropriate to effect the purposes of the foregoing resolution;

FURTHER RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to take any and

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all action which he or she deems necessary or appropriate in order to effect the registration or qualification of participations in, and the shares of Common Stock of the Corporation, or other securities of the Corporation, to be acquired, issued, contributed or sold in connection with, (i) The TRW Employee Stock Ownership and Stock Savings Plan and The TRW Canada Stock Savings Plan,
(ii) the 1984, 1979, 1973 or 1967 Stock Option Plans or (iii) the 1994 Plan or 1989 Plan (the "Securities") for offer and sale under the securities or Blue Sky laws of any of the states of the United States of America or of any other jurisdiction, and, in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which he or she may deem necessary or appropriate in order to maintain any such registration or qualification for as long as he or she deems it to be in the best interest of the Corporation;

FURTHER RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to take any and all action, including the filing of consents to service of process, which he or she may deem necessary or appropriate in order to register the Corporation as a dealer or broker in any state of the United States of America or of any other jurisdiction wherein such registration may be required under the securities laws thereof in connection with the sale, registration or qualification of the Securities and to appoint the appropriate official agent of the Corporation for the purpose of receiving and accepting process;

FURTHER RESOLVED that any officer or assistant officer of the Corporation is authorized and empowered, for and on behalf of the Corporation, to execute, certify, deliver, file and record all agreements, documents and instruments and to take or cause to be taken any other actions which such person shall deem necessary or appropriate to give effect to the transactions approved and authorized pursuant to the foregoing resolutions; and

FURTHER RESOLVED that if, in connection with the preparation, execution and delivery of the registration statements and related documents approved and authorized pursuant to the foregoing resolutions, any particular form of resolution or resolutions is required by the Commission or other agency to effect filing hereunder, such resolution or resolutions shall be deemed adopted hereby when certified by the Secretary (or any Assistant Secretary) of the Corporation; provided, however, that such resolutions do not exceed or contradict the authorities granted pursuant to the foregoing resolutions.

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